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                                                                   Exhibit 10.2


                              SEPARATION AGREEMENT


                  This Severance Agreement (the "Agreement") is entered into as of June 29, 2000, by and between Thomas L. Auth ("Employee") and Interlogix, Inc. a Delaware corporation (the "Company").

                                   Background

                  ITI Technologies, Inc. and SLC Technologies, Inc. entered an Agreement and Plan of Merger and Reorganization dated as of September 28, 1999 (the "Merger Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement. The surviving corporation was renamed Interlogix, Inc. Employee is currently the Chairman of the Board of Directors of the Company, as provided for in the Merger Agreement. In addition to his services as non-executive Chairman of the Board of Directors, the Company engaged Employee to provide services as an employee of the Company pursuant to that certain Employment Agreement dated as of September 28, 1999 (the "Employment Agreement"). The Company and Employee now mutually desire to terminate their employment relationship, all upon the terms and conditions hereinafter set forth.

                                      Terms

                  NOW, THEREFORE, in consideration of the mutual representations and warranties, covenants, undertakings and agreements herein contained, the Company and Employee, intending to be legally bound hereby, agree as follows:

                  1. Termination. Employee's employment with the Company will terminate as of June 30, 2000 (the "Effective Date"). In accordance with the terms of this Agreement, Employee's employment with the Company is permanently and irrevocably severed as of the Effective Date. Employee waives any claim of right to reinstatement of employment with the Company or any of its affiliates or subsidiaries from and after the Effective Date.

                  2. Severance. Employee and the Company desire to resolve all outstanding claims under the Employment Agreement. For consideration in the amount of $1,153,802 (the "Severance Payment"), Employee and the Company shall agree on the termination of the Employment Agreement. Employee and the Company acknowledge and agree that the Company shall pay the Severance Payment to Employee within ten (10) days of the date hereof, provided that the Company shall not be obligated to pay the Severance Payment if Employee revokes this Agreement pursuant to Section 19(b) hereof.

                  3. Board of Directors. Employee shall be entitled to remain a Director of Interlogix, Inc. in accordance with the terms of that certain Voting Agreement dated as of May 2, 2000 by and among Employee, Berwind Group Partners and MLGA Fund II, L.P. Employee shall be entitled to receive the annual retainer or quarterly Board attendance fees for service as a non-employee Director, for so long as Employee serves as a non-employee Director. Employee
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shall receive fees for committee service and shall be entitled to stock options granted to non-employee directors.

                  4. Office and Secretarial Support. As of the Effective Date, the Company shall not be liable for any expenses arising from the rental of an off-site office or secretarial support at such off-site office, except as provided in this paragraph. As long as Employee's former assistant is employed by the Company, the Company will offer her services to Employee at no cost to Employee, until May 2, 2002. In the event that Employee's former assistant is
(i) no longer employed by the Company, or (ii) ceases to perform secretarial services for Employee for any reason, the Company shall instead pay to Employee $4,000 per month beginning with the first full calendar month following an event described in (i) or (ii) above, and ending on May 2, 2002.

                  5. Automobile. The Company has furnished Employee with an automobile. Employee shall be responsible for assuming the payments after June 30, 2000 under the lease for the vehicle currently being provided to him and the Company shall have no obligation to pay or reimburse Employee for any operating costs associated therewith after June 30, 2000. Employee shall directly pay the insurance company for future insurance payments and name the Company as an additional insured.

                  6. Withholding. All compensation to Employee made pursuant to this Agreement shall be subject to such withholding as may be required by any applicable laws.

                  7. Standard Group Benefits. Under the Employment Agreement Employee was to receive all group benefits, other than pursuant to bonus or equity-based compensation plans, that are made available to senior executives of the Company as a matter of standard policy until May 2, 2003. Employee and Company agree that subsequent to June 30, 2000 Employee shall not be eligible for coverage or participation in any such plans except as follows:

                           (i.)     Medical Plan.
                           (ii.)    Dental Plan
                           (iii.)   Vision Plan
                           (iv.)    Life Insurance
                           (v.)     Short-term disability
                           (vi.)    Long-term disability

The Company will provide coverage to Employee under these plans as contemplated by the Employment Agreement and will provide life and disability coverage consistent with the annual salary provided in the Employment Agreement and consistent with the benefits that are made available to senior executives as a matter of standard policy. Employee will pay amounts paid by senior executives of the Company for participation in such plans.

Under the terms of the Employment Agreement, by written notice to the Company at least two months prior to the end of the Employment Period, Employee could elect to waive the last
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$40,000 in salary payable under the Employment Agreement and in lieu of such payment require the Company to provide health insurance coverage for Employee and his spouse at the cost of the Company until Employee reaches the age of sixty-five (65), pursuant to the health coverage generally made available to senior executives of the Company as a matter of standard policy or substantially similar coverage. Notwithstanding any provisions in this Agreement Employee may still elect that the Company provide health insurance coverage for Employee and his spouse by giving notice to the Company by March 2, 2003 and making a lump-sum payment of $40,000 to the Company prior to May 2, 2003.

                  8. Options. On May 2, 2000, the Company awarded Employee options to acquire 20,000 shares of the Company's Common Stock (the "Options"). Pursuant to the Employment Agreement, the terms for the Options are consistent with the standard terms for options granted pursuant to the Interlogix, Inc. 2000 Stock Incentive Plan, except that (i) the exercise price for the Options is $24.1875, the fair market value on the date of the grant, (ii) the Options were fully vested on the date of the grant, (iii) the Options will not expire prior to ninety days following termination and (iv) Employee will not be permitted to exercise Options covering 10,000 shares of the Company's Common Stock until May 2, 2001, and will not be permitted to exercise the remaining Options until May 2, 2002. Notwithstanding any of the other terms of the Employment Agreement or this Agreement it is expressly agreed that the terms of the Options granted to Employee under the Employment Agreement, as of May 2, 2000 are unaffected by this Agreement and they shall remain outstanding with terms as outlined above except that the Options will not expire until August 2, 2003 instead of ninety days following termination as provided in the Employment Agreement.

                   In addition, the Company had previously awarded Employee options to acquire 339,255 shares of the Company's Common Stock (the "Additional Options") as set forth in Exhibit A hereto. The Company and Employee agree that such Additional Options remain outstanding and in effect and shall expire as indicated on Exhibit A notwithstanding the terms of the plans under which the Additional Options were issued or the terms of the Additional Options. As of the date hereof 323,755 Additional Options are vested and, notwithstanding the terms under which the Additional Options were granted, the 15,500 outstanding Additional Options which are not currently vested shall vest on June 30, 2000. The Company and Employee will take such steps, as necessary, including amending the plans under which the Additional Options were granted, so that the Additional Options shall expire on the dates indicated on Exhibit A, as applicable.

                  9. Employee's Representation and Warranty. Employee represents and warrants that he is not a party to or otherwise subject to or bound by the terms of any contract, agreement or understanding that in any manner would limit or otherwise affect his ability to perform his obligations hereunder.


                  10. Employee's Covenants and Agreements;
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                           (a) Employee has entered into the Employee Stock
         Option Agreements listed on Exhibit A to the Employment Agreement (collectively, the "Specified Agreements"). The Company is entering into this Agreement in reliance on the existence and validity of
         Section 4 of the Specified Agreements, which is incorporated herein by reference. Any breach of Section 4 of the Specified Agreements will be deemed to be a breach of this Agreement.

                           (b) Except as specifically provided herein, any rights of the Employee in connection with Employee's relationship with the Company, or the termination thereof, shall be governed solely by this Agreement, and this Agreement supersedes any prior oral or written agreements between Employee and the Company in connection with, or relating to, Employee's relationship with the Company, provided, that the foregoing shall not be construed to supersede or nullify any obligation of Employee to the Company under the Specified Agreements.

                           (c) Without limiting the foregoing, Employee shall not make any statements that are materially injurious or disparaging to the Company or any of its directors, officers, employees, representatives or stockholders.

                  11. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State, without giving effect to the conflicts of law provisions thereof.

                  12. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties, and their legal representatives, heirs, successors and assigns, except that the duties and responsibilities of Employee hereunder are of a personal nature and shall not be assignable in whole or in part by Employee.

                  13. Duration. This Agreement shall continue to bind the parties for so long as any obligations remain under the terms of this Agreement.


                  14. Notices. All notices required or permitted hereunder shall be made in writing by hand-delivery, facsimile, certified or registered first-class mail, or air courier guaranteeing overnight delivery to the other party at the following addresses:


                            If to the Company, to:
                            Interlogix, Inc.
                            12345 S.W. Leveton Drive
                            Tualatin, OR 97062
                            Attention:  President
                            Telephone:  503-691-7243
                            Facsimile:  503-691-7562
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                            With a required copy to:


                            Dechert Price & Rhoads
                            4000 Bell Atlantic Tower
                            1717 Arch Street
                            Philadelphia, PA  19103
                            Attention:  Craig L. Godshall, Esq.
                            Telephone:  215-994-2491
                            Facsimile:  215-994-2222


                            If to Employee, to:

                            Thomas L. Auth
                            8 Evergreen Road
                            North Oaks, Minnesota 55127
                            Telephone: 651-484-4558
                            Facsimile: 651-484-4558



or to such other address as any of such party may designate in a written notice served upon the other party in the manner provided herein. All notices required or permitted hereunder shall be deemed duly given and received when delivered by hand, if personally delivered; when delivered if delivered via facsimile transmission; when delivered if sent by certified or registered first-class mail; and on the day next succeeding the date of mailing if timely delivered to an express air courier guaranteeing overnight delivery.

         (b) Entire Agreement. This instrument, together with the Specified Agreements, constitutes the entire agreement with respect to the subject matter hereof among the parties hereto and replaces and supersedes as of the date hereof, any and all prior oral and written agreements and understandings between or among Employee, the Company and any subsidiary of the Company, including the Employment Agreement, and the Letter Agreement dated March 15, 1993 among Employee, the Company and Interactive Technologies, Inc. This Agreement may only be modified by an agreement in writing executed by parties hereto.

                  15. Severability. If any term or provision of this Agreement or the Specified Agreements or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement and the Specified Agreements or the application of any such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement and the Specified Agreements shall be
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valid and enforceable to the fullest extent permitted by law. If any of the provisions contained in this Agreement or the Specified Agreements shall for any reason be held to be excessively broad as to duration, scope, activity or subject, it shall be construed by limiting and reducing it, so as to be valid and enforceable to the extent compatible with the applicable law or the determination by a court of competent jurisdiction.

                  16. Waiver of Breach. The waiver by the Company of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any other or subsequent breach by Employee of such or any other provision. No delay or omission by the Company or Employee in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Company or Employee from time to time and as often as may be deemed expedient or necessary by the Company or Employee in its or his sole discretion.

                  17. Counterparts. This Agreement may be executed in two or more Counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

                  18. Headings. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

                  19. Release; Covenant not to Sue.

                  (a) In consideration of the guarantee of the Severance Payment and the other consideration set forth herein, to which Employee would otherwise not be entitled, Employee (for himself, his heirs and his personal representatives) hereby releases and discharges the Company, their respective principals, owners, affiliates, parents, subsidiaries, successors and predecessors, and all of their respective principals, owners, shareholders, affiliates, parents, subsidiaries, successors, predecessors, partners, employees, agents, officers and directors (collectively "Released Parties") for any and all claims and/or causes of action, known or unknown, from the beginning of time through the date hereof, which Employee may have or could claim to have against the Released Parties, except for such claims arising solely from Employee's status as a shareholder, option holder, elected officer or director of the Company. This general release includes, but is not limited to, all claims arising from Employee's status as an employee of the Company and all claims arising from or during Employee's employment, all claims arising from the termination of the Employee's employment, and all claims arising under federal, state or local laws prohibiting employment discrimination based upon age, race, sex, handicap, disability, national origin or any other protected characteristic, including, but not limited to, any and all claims arising under the common law, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act and/or claims growing out of any other federal,
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state or local statute, rule or ordinance or any other legal restrictions, expressed or implied, on the Company's right to control or terminate the employment of its employees.

                  (b) Employee hereby on advice of counsel has freely and knowingly waived the twenty-one (21) day consideration period provided for releases under the Americans with Disabilities Act. Employee shall have until the close of business on July 6, 2000 such date being seven days after the date hereof, to revoke this Agreement in writing and, if Employee revokes this Agreement in writing prior to the close of business on July 6, 2000, this Agreement shall be null and void and have no further force and effect.
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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above and signed below.

                                           /s/ Thomas L. Auth
                                           ------------------------------------
                                           Thomas L. Auth



                                           INTERLOGIX, INC.


                                           By: /s/ Kenneth L. Boyda
                                              ---------------------------------
                                              Name: Kenneth L. Boyda
                                              Title: President & CEO

                                    EXHIBIT A

               Option        Date of      Exercise   Options        Expiration
               Description   Grant        Price      Outstanding    Date
Pre-Merger
Options        Series D      Apr-95       $16.50          21,755    04/18/2005
               Series E      Apr-95       $16.50          60,000    04/18/2005
               Series D      May-96       $16.50         100,000    05/08/2006
               Series D      May-98       $30.50         100,000    08/02/2003
               Series D      Aug-99       $23.63          57,500    08/02/2003

Post-Merger
Options
               Consistent
               with
               Interlogix    05/02/2000   $24.19         20,000     08/02/2003
               2000 Plan